Exhibit 99.1

March 27, 2014

CBS OUTDOOR ANNOUNCES PRICING OF IPO

CBSO Shares Are Expected to Begin Trading March 28

CBS Outdoor Americas Inc., the outdoor advertising subsidiary of CBS Corporation, today announced the pricing of its initial public offering (“IPO”) of 20 million shares of its common stock at a price to the public of $28.00 per share. The shares are expected to begin trading March 28, 2014, on the New York Stock Exchange under the ticker symbol “CBSO.” The offering is expected to close on or about April 2, 2014, subject to customary closing conditions.

In addition, CBS Outdoor has granted underwriters a 30-day option to purchase an additional three million shares at the initial public offering price, less underwriting discounts and commissions.

At closing, CBS Corporation will own approximately 83% of CBS Outdoor (or approximately 81% of the outstanding stock if underwriters exercise their option to purchase additional shares in full). CBS plans to divest its shares through a tax-free split-off later this year. After CBS is fully divested, CBS Outdoor plans to convert into a real estate investment trust (“REIT”).

CBS Outdoor plans to use the net proceeds as partial consideration to CBS for the contribution of the outdoor business entities as well as the cash portion of the distribution to shareholders required in connection with the conversion to a REIT.

Goldman, Sachs & Co., BofA Merrill Lynch, J.P. Morgan, and Morgan Stanley are acting as joint book-running managers, and Citigroup, Deutsche Bank Securities, and Wells Fargo Securities are acting as book runners.

The offering of these securities will be made only by means of a prospectus. Copies of the prospectus may be obtained from:

Goldman, Sachs & Co.	BofA Merrill Lynch
Attention: Prospectus Department	Attention: Prospectus Department
200 West Street	222 Broadway
New York, NY 10282	New York, NY 10038
(866) 471-2526	dg.prospectus_requests@baml.com
Prospectus-ny@gs.com

(More)

CBS Corporation…2

J.P. Morgan	Morgan Stanley
Attn: Broadridge Financial Solutions	180 Varick Street, 2nd Floor
1155 Long Island Avenue	New York, NY 10014
Englewood, NY 11717	Attention: Prospectus Department
(866) 803-9204

A Form S-11 registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Certain statements in this release, including those relating to completion of the IPO and the proposed use of proceeds, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation: the satisfaction of customary closing conditions relating to the IPO; capital market risks; and the impact of general economic or industry conditions. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this news release. We intend these forward-looking statements to speak only as of the time of this release and do not undertake any obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments.

About CBS Outdoor

CBS Outdoor is one of the largest out-of-home media companies in the Americas and has a major presence throughout the United States, Canada, Mexico and South America. With both traditional outdoor (billboard and transit) advertising properties and a network of digital displays and mobile offerings, CBS Outdoor gives advertisers both breadth and depth of coverage across vast geographies, as well as immersive ways to connect with advertisers.

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Press Contact:
Dana McClintock	(212) 975-1077	dlmcclintock@cbs.com
Shannon Jacobs	(212) 975-3161	SLJacobs@cbs.com

Investor Contact:
Greg Lundberg	(212) 297-6441	greg.lundberg@cbsoutdoor.com
Adam Townsend	(212) 975-5292	adam.townsend@cbs.com